Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 137 to Registration Statement No. 2-14213 on Form N-1A of our reports dated December 19, 2012, relating to the financial statements and financial highlights of All Cap Growth Fund, Balanced Fund, Capital Value Fund, Focused Growth Fund, Fundamental Equity Fund, Growth Fund, Heritage Fund, New Opportunities Fund, NT Growth Fund, NT Vista Fund, Select Fund, Small Cap Growth Fund, Ultra Fund, Veedot Fund, and Vista Fund, each a series of American Century Mutual Funds, Inc., appearing in the Annual Report on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2012, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 22, 2013